EXHIBIT 23
                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration No. 333-38971 of Community Savings Bankshares, Inc. on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form-10K of Community Savings Bankshares, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
West Palm Beach, Florida

March 30, 1998